Exhibit 4.1

GLOBAL AMENDMENT

to

DEPOSITARY TRUST AGREEMENTS

This Global Amendment to Depositary Trust Agreements dated as of June 4, 2018 (this “Amendment”) is between Invesco Specialized Products, LLC, a Delaware limited liability company, as sponsor of the Trusts identified below (the “Sponsor”), and The Bank of New York Mellon, a New York banking corporation, in its capacity as the trustee for each such Trust (the “Trustee”).

WHEREAS, the Sponsor and the Trustee have entered into the following Depositary Trust Agreements (each an “Agreement” and collectively the “Agreements”) establishing the trusts indicated (each a “Trust” and collectively the “Trusts”):

a)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Australian Dollar Trust (the “FXA Trust”), as such agreement has been amended to the date hereof (the “FXA Agreement”);

b)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® British Pound Sterling Trust (the “FXB Trust”), as such agreement has been amended to the date hereof (the “FXB Agreement”);

c)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Canadian Dollar Trust (the “FXC Trust”), as such agreement has been amended to the date hereof (the “FXC Agreement”);

d)	Depositary Trust Agreement dated August 16, 2011, establishing the CurrencyShares® Chinese Renminbi Trust (the “FXCH Trust”), as such agreement has been amended to the date hereof (the “FXCH Agreement”);

e)	Depositary Trust Agreement dated December 2, 2005, establishing the CurrencyShares® Euro Trust (the “FXE Trust”), as such agreement has been amended to the date hereof (the “FXE Agreement”);

f)	Depositary Trust Agreement dated February 1, 2007, establishing the CurrencyShares® Japanese Yen Trust (the “FXY Trust”), as such agreement has been amended to the date hereof (the “FXY Agreement”);

g)	Depositary Trust Agreement dated August 7, 2008, establishing the CurrencyShares® Singapore Dollar Trust (the “FXSG Trust”), as such agreement has been amended to the date hereof (the “FXSG Agreement”);

h)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Swedish Krona Trust (the “FXS Trust”), as such agreement has been amended to the date hereof (the “FXS Agreement”); and

i)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Swiss Franc Trust (the “FXF Trust”), as such agreement has been amended to the date hereof (the “FXF Agreement”).

WHEREAS, Section 8.1 of each Agreement provides substantially as follows, in pertinent part, with respect to the amendment of such Agreement:

The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner; provided, however, that the provisions of Section 2.6, Section 2.7, Section 2.10, Section 4.2 through Section 4.7, this Section 8.1 and Section 8.2 may not be amended unless (i) the provision relates solely to procedural or logistical matters (as distinguished from core economic rights), or (ii) prior to the amendment, (a) the Sponsor obtains and delivers to the Trustee a written opinion of counsel to the effect that after such amendment the Trust will continue to be classified as a “grantor trust” under the Code, and (b) in the event that such opinion of counsel assumes that certain actions are taken by the Sponsor or the Trustee in connection with such amendment, such actions shall be taken by the Sponsor or the Trustee, as the case may be. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby….

WHEREAS, the Sponsor and the Trustee desire to amend each Agreement so as to change the name of each Trust; and

WHEREAS, in accordance with Section 8.1 of each Agreement, the amendments contemplated by this Amendment shall be effective upon the execution of this Amendment by the Sponsor and the Trustee, and no further action shall be required.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

I.	Amendments to the FXA Agreement.

1.    Amendment to the Name of the FXA Trust. The name of the FXA Trust as stated in the first recital of the FXA Agreement shall be amended to “Invesco CurrencyShares® Australian Dollar Trust.”

2.    Amendment of Section 1.1 of the FXA Agreement. The defined term “Trust” in Section 1.1 of the FXA Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Australian Dollar Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXA Agreement. The second sentence of Section 2.2(b) of the FXA Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Australian Dollar Trust.”

4.    Amendment to Textual References in the FXA Agreement. All other references to “CurrencyShares Australian Dollar Trust” in the FXA Agreement shall be deleted and replaced with “Invesco CurrencyShares® Australian Dollar Trust.”

II.	Amendments to the FXB Agreement.

1.    Amendment to the Name of the FXB Trust. The name of the FXB Trust as stated in the first recital of the FXB Agreement shall be amended to “Invesco CurrencyShares® British Pound Sterling Trust.”

2.    Amendment of Section 1.1 of the FXB Agreement. The defined term “Trust” in Section 1.1 of the FXB Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® British Pound Sterling Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXB Agreement. The second sentence of Section 2.2(b) of the FXB Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® British Pound Sterling Trust.”

4.    Amendment to Certain Textual References in the FXB Agreement. All other references to “CurrencyShares British Pound Sterling Trust” in the FXB Agreement shall be deleted and replaced with “Invesco CurrencyShares® British Pound Sterling Trust.”

III.	Amendments to the FXC Agreement.

1.    Amendment to the Name of the FXC Trust. The name of the FXC Trust as stated in the first recital of the FXC Agreement shall be amended to “Invesco CurrencyShares® Canadian Dollar Trust.”

2.    Amendment of Section 1.1 of the FXC Agreement. The defined term “Trust” in Section 1.1 of the FXC Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Canadian Dollar Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXC Agreement. The second sentence of Section 2.2(b) of the FXC Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Canadian Dollar Trust.”

4.    Amendment to Certain Textual References in the FXC Agreement. All other references to “CurrencyShares Canadian Dollar Trust” in the FXC Agreement shall be deleted and replaced with “Invesco CurrencyShares® Canadian Dollar Trust.”

IV.	Amendments to the FXCH Agreement.

1.    Amendment to the Name of the FXCH Trust. The name of the FXCH Trust as stated in the first recital of the FXCH Agreement shall be amended to “Invesco CurrencyShares® Chinese Renminbi Trust.”

2.    Amendment of Section 1.1 of the FXCH Agreement. The defined term “Trust” in Section 1.1 of the FXCH Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Chinese Renminbi Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXCH Agreement. The second sentence of Section 2.2(b) of the FXCH Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Chinese Renminbi Trust.”

4.    Amendment to Certain Textual References in the FXCH Agreement. All other references to “CurrencyShares Chinese Renminbi Trust” in the FXCH Agreement shall be deleted and replaced with “Invesco CurrencyShares® Chinese Renminbi Trust.”

V.	Amendments to the FXE Agreement.

1.    Amendment to the Name of the FXE Trust. The name of the FXE Trust as stated in the first recital of the FXE Agreement shall be amended to “Invesco CurrencyShares® Euro Trust.”

2.    Amendment of Section 1.1 of the FXE Agreement. The defined term “Trust” in Section 1.1 of the FXE Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Euro Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.1(b) of the FXE Agreement. The second sentence of Section 2.1(b) of the FXE Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Euro Trust.”

4.    Amendment to Certain Textual References in the FXE Agreement. All other references to “CurrencyShares Euro Trust” and “Euro Currency Trust” in the FXE Agreement shall be deleted and replaced with “Invesco CurrencyShares® Euro Trust.”

VI.	Amendments to the FXY Agreement.

1.    Amendment to the Name of the FXY Trust. The name of the FXY Trust as stated in the first recital of the FXY Agreement shall be amended to “Invesco CurrencyShares® Japanese Yen Trust.”

2.    Amendment of Section 1.1 of the FXY Agreement. The defined term “Trust” in Section 1.1 of the FXY Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Japanese Yen Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXY Agreement. The second sentence of Section 2.2(b) of the FXY Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Japanese Yen Trust.”

4.    Amendment to Certain Textual References in the FXY Agreement. All other references to “CurrencyShares Japanese Yen Trust” in the FXY Agreement shall be deleted and replaced with “Invesco CurrencyShares® Japanese Yen Trust.”

VII.	Amendments to the FXSG Agreement.

1.    Amendment to the Name of the FXSG Trust. The name of the FXSG Trust as stated in the first recital of the FXSG Agreement shall be amended to “Invesco CurrencyShares® Singapore Dollar Trust.”

2.    Amendment of Section 1.1 of the FXSG Agreement. The defined term “Trust” in Section 1.1 of the FXSG Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Singapore Dollar Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXSG Agreement. The second sentence of Section 2.2(b) of the FXSG Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Singapore Dollar Trust.”

4.    Amendment to Certain Textual References in the FXSG Agreement. All other references to “CurrencyShares Singapore Dollar Trust” in the FXSG Agreement shall be deleted and replaced with “Invesco CurrencyShares® Singapore Dollar Trust.”

VIII.	Amendments to the FXS Agreement.

1.    Amendment to the Name of the FXS Trust. The name of the FXS Trust as stated in the first recital of the FXS Agreement shall be amended to “Invesco CurrencyShares® Swedish Krona Trust.”

2.    Amendment of Section 1.1 of the FXS Agreement. The defined term “Trust” in Section 1.1 of the FXS Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Swedish Krona Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXS Agreement. The second sentence of Section 2.2(b) of the FXS Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Swedish Krona Trust.”

4.    Amendment to Certain Textual References in the FXS Agreement. All other references to “CurrencyShares Swedish Krona Trust” in the FXS Agreement shall be deleted and replaced with “Invesco CurrencyShares® Swedish Krona Trust.”

IX.	Amendments to the FXF Agreement.

1.    Amendment to the Name of the FXF Trust. The name of the FXF Trust as stated in the first recital of the FXF Agreement shall be amended to “Invesco CurrencyShares® Swiss Franc Trust.”

2.    Amendment of Section 1.1 of the FXF Agreement. The defined term “Trust” in Section 1.1 of the FXF Agreement is hereby deleted and replaced with the following:

“Trust” means the Invesco CurrencyShares® Swiss Franc Trust, the trust entity created by this Agreement.

3.    Amendment of Section 2.2(b) of the FXF Agreement. The second sentence of Section 2.2(b) of the FXF Agreement is hereby deleted and replaced with the following:

The trust created by this Agreement shall be known as the “Invesco CurrencyShares® Swiss Franc Trust.”

4.    Amendment to Certain Textual References in the FXF Agreement. All other references to “CurrencyShares Swiss Franc Trust” in the FXF Agreement shall be deleted and replaced with “Invesco CurrencyShares® Swiss Franc Trust.”

X.	General.

1.    This Amendment may be executed in counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same Amendment. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment.

2.    Capitalized terms used not defined herein are used herein as defined in the Agreements.

3.    This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the day and year first written above.

INVESCO SPECIALIZED PRODUCTS, LLC, as Sponsor

By:	/s/ Daniel E. Draper
Name:	Daniel E. Draper
Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Gerard Connors
Name:	Gerard Connors
Title:	Vice President